Exhibit 10.5

EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This Amendment No. 1 to Purchase Agreement (this “Amendment”) is entered into as of October 9, 2012, by and between Open Water Ventures, LLC, a Delaware limited liability company (“Buyer”), and WBG-PSS Holdings LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement entered into by Buyer and Parent as of May 1, 2012 (the “Agreement”).

WHEREAS, the Parties entered into the Agreement to provide for the acquisition by Buyer or one or more of its subsidiaries of the PLG Securities at the Closing;

WHEREAS, one of the PLG Subsidiaries whose capital stock was to be acquired by Buyer or one of its subsidiaries under the Agreement is Stride Rite Canada Limited, an Ontario corporation (“SR Canada”);

WHEREAS, in lieu of the acquisition by Buyer or one of its subsidiaries of all of the issued and outstanding capital stock of SR Canada, the Parties desire to amend the Agreement to provide that all of the assets of SR Canada (other than Intercompany Accounts cancelled or terminated pursuant to Section 3(c)(i) of that certain Separation Agreement, dated as of May 1, 2012 (as amended or otherwise modified from time to time in accordance with its terms, the “Separation Agreement”), by and between Parent and Wolverine World Wide, Inc., a Delaware corporation) (the “SR Assets”) shall be purchased by Wolverine World Wide Canada ULC, an Alberta unlimited liability corporation (“Wolverine Canada”);

WHEREAS, the Agreement provides that, prior to Closing, Parent shall cause certain assets of the Retained Companies that are used primarily in the conduct of the PLG Business as agreed between Parent and Buyer to be conveyed to the PLG Subsidiaries; and

WHEREAS, in lieu of Parent causing the Retained Companies to convey to the PLG Subsidiaries the assets set forth on Schedule A attached hereto (collectively, the “Robeez IP”), the Parties desire to amend the Agreement to provide that at the Closing the Robeez IP shall be purchased by Wolverine International L.P., a Cayman limited partnership (“Wolverine International”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Exhibit A to the Agreement shall be amended to delete SR Canada as a PLG Subsidiary.

2. §1(a) of the Agreement shall be amended by adding at the end of such section the following sentence:

“In addition, on and subject to the terms and conditions of this Agreement, (i) Wolverine Canada shall purchase from SR Canada, and Parent shall cause SR Canada to sell and transfer to Wolverine Canada, the SR Assets pursuant to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit B (the “SR Canada APA”), (ii) Wolverine International shall purchase from Collective Brands Holdings, Limited, and Parent shall cause Collective Brands Holdings, Limited, to sell and transfer to Wolverine International, the Robeez IP pursuant to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit C (the “Robeez APA”) and (iii) certain Affiliates of Buyer shall purchase from the applicable Retained Companies, and Parent shall cause the applicable Retained Companies to sell and transfer to the Affiliates of Buyer designated by it, the Other PLG Assets (as defined in the Separation Agreement). The transactions described in this §1(a) are collectively referred to herein as the “Carveout Sale.””

3. §1(b) of the Agreement shall be amended by adding at the end of such section the following sentence:

“The Parties acknowledge and agree that (i) $85,000,000 of the Purchase Price shall be paid by Wolverine Canada in consideration of its purchase of the SR Assets, (ii) $3,800,000 of the Purchase Price shall be paid by Wolverine International in consideration of its purchase of the Robeez IP and (iii) $10,086,316 of the Purchase Price shall be paid by Buyer as paying agent of Wolverine Distribution, Inc. in consideration of its purchase of the Other PLG Assets (as defined in the Separation Agreement).”

4. The instruments of conveyance to be deposited with the Exchange Agent pursuant to §1(d) of the Agreement shall include instruments conveying the PLG Securities, the SR Canada APA and the Robeez APA, together with the conveyance and assignment documents specifically referenced therein, and a bill of sale from Payless ShoeSource International Limited (Shenzhen) to Wolverine Consulting Services (Zhuhai) Company Limited, a bill of sale from Collective Brands Services, Ltd. to Wolverine World Wide HK Limited, a bill of sale from Payless ShoeSource Worldwide, Inc. to Wolverine Distribution, Inc. and a bill of sale from Payless ShoeSource Distribution, Inc. to Wolverine Distribution, Inc.

5. Following Closing, for a period not exceeding seven years, each of Parent and Buyer shall, and shall cause their Affiliates to (a) except as otherwise provided herein, retain the books and records of the PLG Business and PSS Business, respectively, relating to periods prior to Closing and (b) upon the request of a Party, grant to such Party and its respective representatives during regular business hours and subject to reasonable rules and regulations access to such books and records and the right, at the expense of the requesting Party, to inspect and copy such books and records; provided, however, that in no event shall the requesting Party have access to any information that, based on advice of legal counsel, would cause a loss of legal privilege to the non-requesting Party or its Affiliates or result in any contravention of any confidentiality obligation or any Law (provided that in any such instance, the non-requesting Party and its Affiliates shall endeavor to provide such information to the requesting Party in a manner that would not result in such loss or contravention). If a Party or an Affiliate wishes to destroy any books and records required to be held and made available to the other Party pursuant to this section prior to the seventh anniversary of Closing, the Party wishing to destroy such books and records shall provide at least 120 days’ prior written notice to the other Party indicating in such notice the books and records proposed to be destroyed and offering to transfer such books and records to the other Party at its expense. If such Party does not provide notice within such 120-day period that it desires to take possession of the indicated books and records, the other Party or its Affiliate may destroy the indicated books and records.

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6. Except as set forth herein, the terms and provisions of the Agreement shall remain in full force and effect. Any reference to the Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment or the Agreement shall be a reference to the Agreement as amended hereby.

7. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Amendment.

8. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

OPEN WATER VENTURES, LLC

By:	/s/ Donald T. Grimes
Donald T. Grimes
Manager

WBG - PSS HOLDINGS LLC

By:	/s/ David Chung
David Chung
Vice President

{Amendment No. 1 to Purchase Agreement}

S-1

Schedule A

Mark	Country	Status	Application No.	Filing Date	Registration No.	Registration Date
ROBEEZ	Australia	Registered	938813	12/23/2002	938813	12/23/2002
ROBEEZ	Brazil	Registered	828293228	4/20/2006	828293228	8/12/2008
ROBEEZ	China P.R.	Registered	4833261	8/12/2005	4833261	4/21/2009
ROBEEZ TREDZ	China P.R.	Registered	5279651	4/11/2006	5279651	7/28/2009
TREDZ	China P.R.	Registered	5279649	4/11/2006	5279649	7/28/2009
TREDZ BY ROBEEZ	China P.R.	Registered	5279650	4/11/2006	5279650	7/28/2009
ROBEEZ	Community Trademark	Registered	1866987	9/21/2000	1866987	11/29/2001
ROBEEZ	Hong Kong	Registered	301562463	3/12/2010	301562463	3/12/2010
ROBEEZ	India	Registered	1368442	7/1/2005	136/442	11/23/2006
ROBEEZ	Indonesia	Registered	D0001314	7/27/2005	IDM000118825	4/25/2007
ROBEEZ	Israel	Registered	223680	9/22/2009	223680	1/9/2011
ROBEEZ	Japan	Registered	2002-37715	5/9/2002	4641786	1/31/2003
ROBEEZ	Macao	Registered	048204	3/15/2010	N048204	10/25/2010
ROBEEZ	Malaysia	Registered	05015761	9/20/2005	05015761	10/22/2007
ROBEEZ	Mexico	Registered	666349	7/14/2004	857040	10/27/2004
ROBEEZ	New Zealand	Registered	709853	3/19/2004	709853	9/23/2004
ROBEEZ	Norway	Registered	200400842	2/6/2004	225647	1/25/2005
ROBEEZ	Philippines	Registered	042005005913	6/27/2005	42005005913	8/17/2006
ROBEEZ	Singapore	Registered	T02/19640C	12/24/2002	T02/19640C	12/24/2002
ROBEEZ	South Korea	Registered	40-2002-0022117	5/14/2002	4005642360000	10/31/2003
ROBEEZ	Switzerland	Registered	50748/2004	2/6/2004	521290	5/18/2004
ROBEEZ	Taiwan	Registered	94033370	7/12/2005	1200169	3/16/2006
ROBEEZ	Thailand	Registered	596337	7/12/2005	242568	6/5/2006
ROBEEZ	Turkey	Registered	2010/04841	1/27/2010	201004841	3/23/2011
ROBEEZ	Vietnam	Registered	4-2006-06262	4/21/2006	40106932000	8/11/2008

Exhibit A

SR Canada APA

Exhibit B

Robeez APA